  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

APEX SILVER MINES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	1

Signature

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Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    After more than ten years of service to Apex Silver Mines Limited (the “Company”) and its predecessor companies, Thomas S. Kaplan has informed the Company that he will retire from his position as a director effective December 31, 2004. Apex Silver expects that, subject to terms to be negotiated, Mr. Kaplan will serve as a senior advisor to the Company’s Board of Directors and its management regarding investor matters and global financial markets.

In connection with these decisions, Mr. Kaplan has waived the Company’s previously announced grant, subject to shareholder approval, of options to acquire 1 million ordinary shares, exercisable at $30 per share for ten years, and consequently the special shareholders meeting scheduled to be held on December 21, 2004 has been cancelled.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apex Silver Mines Limited

Date: December 2, 2004	By:	/s/ Mark A. Lettes
Mark A. Lettes
Chief Financial Officer

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